FORM OF STOCK OPTION AWARD AGREEMENT

1995 Equity Incentive Plan
Four Year Vesting

THIS AGREEMENT, made as of this ______ day of ________________, between MEMC Electronic Materials, Inc. (the "Company") and ________ (the "Participant").

WHEREAS, the Company has adopted and maintains the MEMC Electronic Materials, Inc. 1995 Equity Incentive Plan (the "Plan") to promote the interests of the Company and its stockholders by providing the Company's key employees and others with an appropriate incentive to encourage them to continue in the employ of the Company and to improve the growth and profitability of the Company;

WHEREAS, the Plan provides for the Grant to Participants in the Plan of Non-Qualified Stock Options to purchase shares of Common Stock of the Company.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the parties hereto hereby agree as follows:

1.	Grant of Options.

Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant a NON-QUALIFIED STOCK OPTION (the "Option") with respect to _______ shares of Common Stock of the Company.

2.	Grant Date.

The Grant Date of the Option hereby granted is as of ____________________

3.	Incorporation of Plan.

All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Committee, shall govern. All capitalized terms used herein shall have the meaning given to such terms in the Plan.

4.	Retirement.

For purposes of this Agreement, Retirement shall mean retirement from active employment with the Company and its subsidiaries on or after the attainment of age 65, or after attainment of age 55 and completion of 10 years of service with the Company.

5.	Exercise Price.

The exercise price of each share underlying the Option hereby granted is $__________.

6.	Vesting Date.

The Option shall become vested and exercisable as follows:

On	The Option will be exercisable for the following percentage of the shares of Common Stock underlying the Option
_____%
_____%
_____%
_____%

Fractional shares shall be rounded down to the nearest whole share.

Notwithstanding the foregoing, unless the Committee determines otherwise at a later date, if within the two year period following a Change in Control the Participant's Employment is terminated by the Company or its Affiliate without Cause or by the Participant for Good Reason, all outstanding Options held by such Participant shall become vested and exercisable immediately as of the effective date of the termination of such Participant's Employment. All outstanding Options held by such Participant also shall become vested and exercisable immediately upon the death or Disability of the Participant.

7.	Expiration Date.

Subject to the provisions of the Plan, with respect to the Option or any portion thereof which has not become exercisable, the Option shall expire on the date the Participant's Employment is terminated for any reason, and with respect to any Option or any portion thereof which has become exercisable, the Option shall expire on the earlier of: (i) the commencement of business on the date the Participant's Employment is terminated for Cause; (ii) 90 days after the date the Participant's Employment is terminated for any reason other than Cause, death, Disability or Retirement; (iii) one year after the date of the Participant's Employment is terminated by reason of the Participant's death; (iv) one year after the date the Participant's Employment is terminated by reason of Disability or Retirement, provided, however, that if during such one year period following the termination of the Participant's Employment by reason of Disability or Retirement the Participant dies, the Participant's legal representative or beneficiary may exercise the Participant's Option(s), or any portion thereof, which have become exercisable on the date of the Participant's Employment is terminated for a period of one year from the date of the Participant's death; or (iv) the 10th anniversary of the Grant Date.

8.	Delays or Omissions.

No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

9.	Limitation on Transfer.

During the lifetime of the Participant, the Option shall be exercisable only by the Participant. The Option shall not be assignable or transferable other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Participant may request authorization from the Committee to assign his rights with respect to the Option granted herein to a trust or custodianship, the beneficiaries of which may include only the Participant, the Participant's spouse or the Participant's lineal descendants (by blood or adoption), and, if the Committee grants such authorization, the Participant may assign his rights accordingly. In the event of any such assignment, such trust or custodianship shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under the Plan and this Stock Option Grant Agreement and shall be entitled to all the rights of the Participant under the Plan.

10.	Integration.

This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

11.	Governing Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the provisions governing conflict of laws.

12.	Participant Acknowledgment.

By accepting this grant, the Participant acknowledges receipt of a copy of the Plan, and acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Option shall be final and conclusive.

MEMC ELECTRONIC MATERIALS, INC.
By: ___________________________
Name:_________________________
Title:___________________________